Exhibit 10.29

Bill To:
Mike Richardson
Shop Rite
55 Hannah Way
Rossville, GA 30741
706-861-3347

Ship To:
IBM SurePOS 720 ACE V6 Bundle	Shop Rite #4
5 Lane Pricing IR-V2-SSB w/ BR Data	315 West Patton Avenue
February 5, 2008	Brookwood Sq Shop Ctr
LaFayette, GA 30728
706-638-3811

Description	List Price	Discounted
		Price to
		Retailer

IBM SurePOS 72O IR V2 SSB	$32,025	$21,192
POS Peripherals, Programming, Installation and Training	$24,333	$17,580

Total Front End System:	$56,358	$38,772

Back Office System	$21,281	$18,361

EPS Firewall System	$5,260	$5,260

Total Investment without Bundled Discounts to Retailer	$82,899

Total Investment including Bundled Discounts to Retailer		$62,393

Total Savings on Investment by Purchasing Bundle	$(20,506)

Less NCR Hardware Trade-in:	$(7,500)	$(7,500)

NET INVESTMENT:		$54,893

*One Year Warranty on IBM SurePOS ACE System
*Applicable Sales Tax not included
*50% Deposit/50% Balance due on Delivery
Standard Lead Times are 4-6 Weeks from receipt of signed order and deposit/PO

/s/ Paul R. Cook VP	2/5/08
Retailers Signature of Purchase Approval	Date

Pricing Valid for 30 Days

SALES CONTRACT	Postec, Inc
Roswell, GA

THIS SALES CONTRACT IS SUBJECT TO THE FOLLOWING TERMS AND CONDITIONS:

1.	This Sales Contract shall be effective only when accepted by an officer of POSTEC, and executed by both parties.

2.
Assent of Customer to the terms and conditions of sale set forth below and on the reverse side hereof shall be conclusively presumed from failure of Customer reasonably to object in writing and from acceptance by Customer of all or any part of the material ordered.

3.
The down payment amount listed on the reverse side represents a non-refundable payment as reimbursement for systems consultation services associated with site evaluation, system presentation and/or programming documentation of the equipment and order processing costs.

4.
Title, ownership and right to possession of the equipment listed on the reverse side shall remain with POSTEC until all sums due under this contract are paid. If payment is not made when due, then POSTEC shall have the immediate right to enter any premises where the equipment is located and to take possession the equipment without notice or demand and without legal proceedings and Customer agrees to pay on demand a reasonable equipment rental fee and all expenses which have been reasonably incurred by POSTEC including, but not limited to, unreimbursed training and installation expenses, attorney's fees and court cost.

5.
Any financing documents executed in connection with this contract, including, but not limited to, any promissory note, security agreement or financing statement shall be deemed to be a part of this contract.

6.
POSTEC will endeavor in good faith to deliver products purchased by Customer pursuant to this Agreement within the time specified in POSTEC’s order acceptance, but POSTEC shall not be liable for any delay in delivery or failure to deliver caused by unavailability of materials, strike or other labor related difficulties, interruption of production due to mechanical or technical reasons, government interfaces or major force.

7.	All claims for shortage or damage prior to delivery shall be deemed waived unless made in writing and delivered to POSTEC within ten days after delivery of the equipment to the Customer.

8.	Upon delivery, all risk of loss or damage to the equipment from any cause whatsoever shall be borne by Customer.

9.
The price listed on the reverse side may include initial programming and training of personnel in the use and operation of the equipment. POSTEC and Customer agree that POSTEC’s sole obligation for training is to supply a qualified instructor for the designated number of training hours.  POSTEC neither warrants nor represents that after such training time any specific individual or individuals designated by Customer will be able to properly use and operate the equipment.  Any additional training time will be billed by POSTEC at its prevailing rates.

10.
The price listed on the reverse side includes installation of the equipment, except that it is expressly understood that installation of the requisite AC power lines is the sole responsibility of the Customer. Customer acknowledges receipt of documentation concerning the requirements for dedicated, isolated and insulated AC power line for all POSTEC equipment. POSTEC shall not be responsible for the inspection of such electrical installation. Customer acknowledges and agrees that POSTEC's warranty is conditioned upon Customers providing conditions conforming to POSTEC’s specifications including a dedicated telephone/modem line.

11.
POSTEC warrants that upon delivery, the equipment shall be in good working order. After delivery, should any part of the equipment prove to be defective in material or workmanship, POSTEC will repair or replace such part at no charge to Customer for a period of one year including parts and labor. This warranty is available Monday through Friday from 9:00 AM to 5 00 PM, excluding holidays. Labor charges for warranty service performed outside of this time period will be billed, including travel, at the prevailing rate. THIS IS THE ONLY WARRANTY MADE AS TO THE EQUIPMENT AND IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED, IMPLIED, OR STATUTORY, INCLUDING THE WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. POSTEC'S SOLE OBLIGATION UNDER THIS WARRANTY IS LIMITED TO THE REPAIR OR REPLACEMENT OF THE EQUIPMENT OR PARTS THEREOF. IN NO EVENT SHALL POSTEC OR ITS EMPLOYEES BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF USE OR OTHER INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

12.
Warranty coverage will not be extended for repairs made necessary by damages due to fire, water, storm, burglary, power line fluctuations, spillage, accident, negligence, or abuse. The warranty specifically excludes damages to the printer heads or printer motors caused by paper jams or insertion of foreign objects between the printer head and the print surface. Any repair resulting from such causes or events will be performed only after Customer approval of estimated costs to repair.

13.
This contract constitutes the entire contract between Customer and POSTEC and may not be amended except by a writing signed by both Customer and POSTEC. Customer expressly represents to POSTEC that no officer, employee, representative or agent of POSTEC has made or entered into any oral agreement, promise or understanding which conflicts with any of the terms set forth in this contract.

14.	This contract shall be governed by and construed according to the laws of the state of Georgia.

15.
This contract shall be binding upon and insure to the benefit of POSTEC and Customer and to the successor or assigns of the entire business and assets of either of them or of that part of the business and assets of either used in the performance of this contract. It is anticipated and understood that POSTEC will subcontract certain of its obligations under contract to POSTEC service representatives. This contract is not otherwise assignable without the written consent of the other party.

16.	The lack of enforcement, the invalidity for unenforceability of a provision in this contract shall not render any other portion or term of the contract invalid or unenforceable.

17.
POSTEC shall have the right to terminate any order, or to delay the shipment thereof, by reason of the filing of bankruptcy or insolvency proceedings relating to the Customer, breach of any of the terms of this contract, assignment without advance written approval, the tendency of any proceedings against Customer of the Customer's failure to meet any other reasonable requirements established by POSTEC. 20% Restocking on all returned items.

Customer Initials	/s/ PRC

SALES CONTRACT	Postec, Inc
Roswell, GA

THIS SALES CONTRACT IS SUBJECT TO THE FOLLOWING TERMS AND CONDITIONS:

18.
POSTEC will not be liable for any loss or damage resulting from any data loss, virus, and/or network security issue which affects customer hardware or software. POSTEC will, at customer’s sole expense, make available backup and restoration, anti-virus, or network security hardware/software but makes no warranties in relation thereto.

19.
Viruses and Security. It is Customer’s responsibility to have and maintain in place virus protection software and security for all of its systems and data, which such security includes firewalls, passwords, physical security, and access control policies.  If Customer’s systems have persistent connections to the Internet, or transmit credit card or gift card transactions over the internet, or use SSL to transmit credit card or gift card transactions, or otherwise have persistent connections to any network where there is potential for unauthorized access, Customer acknowledges that the security and protection of the network and the data and applications on that network, including protections against unauthorized access, is solely and entirely Customer’s responsibility.  A properly configured firewall is required for each site using a persistent connection to the public internet or any private network where there is a potential for unauthorized access to the point of sale network.  Customer acknowledges that, to be effective, virus protection software, system passwords, and other security software require periodic and routine updates, which Customer must obtain from its supplier or the manufacturer, as appropriate.

20.
POSTEC DISCLAIMS ANY WARRANTY, EXPRESS OR IMPLIED, THAT, AFTER THE INITIAL INSTALLATION BY POSTEC OF ANY POSTEC INSTALLED SOFTWARE, THE SOFTWARE OR CUSTOMER’S DATA WILL REMAIN VIRUS-FREE.  SUPPORT OR SERVICES HEREUNDER NECESSITATED BY COMPUTER VIRUSES, OR BY ANY FAILURE OR BREACH OF CUSTOMER’S SECURITY FOR ITS SYSTEMS OR DATA, INCLUDING, WITHOUT LIMITATION, DAMAGED CAUSED BY PERSONS LACKING AUTHORIZED ACCESS, ARE NOT COVERED UNDER THIS AGREEMENT, AND WILL BE SUPPLIED ONLY UPON CUSTOMER REQUEST AND ON A REASONABLE EFFORTS BASIS. CUSTOMER WAIVES ANY CLAIMS HEREUNDER AGAINST POSTEC TO THE EXTENT ARISING FROM CUSTOMER’S FAILURE TO HAVE OR MAINTAIN CURRENT VIRUS PROTECTION, OR TO THE EXTENT ARISING AS A RESULT OF A FAILURE OR BREACH OF CUSTOMER’S SECURITY FOR ITS SYSTEMS OR DATA, OR AS A RESULT OF ANY UNAUTHORIZED ACCESS TO CUSTOMER’S SYSTEMS, WHICH SUCH UNAUTHORIZED ACCESS CUSTOMER ACKNOWLEDGES CANNOT IN ALL CASES BE PREVENTED EVEN IF REASONABLE STEPS HAVE BEEN TAKEN.  IF REQUESTED BY CUSTOMER, POSTEC SHALL PROVIDE, ON A RESONABLE EFFORTS AND ON A TIME AND MATERIAL BASIS, SUPPORT OR SERVICES TO ADDRESS DAMAGE CAUSED BY, BUT NOT LIMITED TO, ANY OF THE FOLLOWNG:  CUSTOMER’S FAILURE TO HAVE CURRENT VIRUS PROTECTION; CUSTOMER’S FAILURE TO MAINTAIN VIRUS PROTECTION; DAMAGE ARISING AS A RESULT OF A FAILURE OF CUSTOMER’S SECURITY FOR ITS SYSTEMS OR DATA; DAMAGE ARISING AS A RESULT OF A BREACH OF CUSTOMER’S SECURITY FOR ITS SYSTEMS OR DATA; OR DAMAGE AS A RESULT OF ANY UNAUTHORIZED ACCESS TO COMPUTER SYSTEMS.  SUCH SUPPORT AND SERVICES SHALL BE BILLED AT THE PREVAILING STANDARD POSTEC RATE.

When the customer maintains an annual hardware and software services contract, POSTEC will cleanup any viruses and restore any lost data from the last backup.  Backups are writtne nightly to the  2nd hard drive on the BR Data computer.  It is also recommended that the stores backup to a USB thumb drive (not provided by POSTEC) weekly and store backup data off site.

Customer Initials	/s/ PRC